Exhibit 1
CONSENT AND WAIVER TO ASSET SALE
THIS CONSENT AND WAIVER TO ASSET SALE (the “Consent and Waiver”) is made and entered into effective as of December 13, 2007, by and among LAURUS MASTER FUND, LTD. (“Laurus”), KALLINA CORPORATION, a Delaware corporation (“Kallina”), VALENS U.S. SPV I, LLC, a Delaware corporation (“Valens U.S.”), VALENS OFFSHORE SPV I, LLC, a Cayman Islands company (“Valens Offshore I”), VALENS OFFSHORE SPV II, CORP., a Delaware corporation (“Valens Offshore II”) and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey limited liability closed-ended company (“PSource”, and, together with Kallina, Valens U.S., Valens Offshore I and Valens Offshore II, the “Lenders") in favor of APPLIED DIGITAL SOLUTIONS, INC., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings given them in the Omnibus Amendment (as defined below).
WHEREAS, Laurus and the Company are parties to that certain Securities Purchase Agreement, Secured Term Note, Master Security Agreement, Stock Pledge Agreement, and other Related Agreements (as such term is defined in the Securities Purchase Agreement) all of which are dated as of August 24, 2006 (collectively, as amended, modified or supplemented to date, the “2006 Agreements”); and
WHEREAS, the Lenders and the Company are parties to that certain Securities Purchase Agreement, Secured Term Note, Master Security Agreement, Stock Pledge Agreement, Intellectual Property Security Agreement and the other Related Agreements (as such term is defined in the Securities Purchase Agreement), all of which are dated as of August 31, 2007 (collectively, as amended, modified or supplemented to date, the “2007 Agreements”); and
WHEREAS, Laurus, the Lenders and the Company are parties to that certain Omnibus Amendment and Waiver dated as of October 31, 2007 (“Omnibus Amendment”, and together with the 2006 Agreements and the 2007 Agreements, the “Transaction Documents”), which amends the 2006 Agreements and 2007 Agreements; and
WHEREAS, subject to the approval of the board of directors of InfoTech USA, Inc., a Delaware corporation (“InfoTech Delaware”), as well as InfoTech Delaware’s stockholders, InfoTech Delaware will sell all of its fixed assets and related purchased assets pursuant to that certain Asset Purchase and Sale Agreement among InfoTech Delaware, InfoTech USA, Inc., a New Jersey corporation, and Information Technology Services, Inc., a New York corporation, and Corporate Technologies LLC, a Minnesota limited liability company, dated November 13, 2007, and attached hereto as Exhibit A (the “Purchase Agreement”) (the consummation of such transaction, the “Purchase Closing Date”); and
WHEREAS, pursuant to Section 6.12(d) of the Securities Purchase Agreement dated as of August 24, 2006 and the Securities Purchase Agreement dated August 31, 2007, since InfoTech Delaware constitutes a Pledged Subsidiary (as defined within such Securities Purchase Agreement), the consummation of the transactions contemplated by the Purchase Agreement requires the prior written consent of Laurus and the Lenders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
1. Subject to Section 2 hereof, Laurus and the Lenders hereby waive violations of any and all restrictions, notification requirements or affirmative or negative covenants as well as any events of default set forth in the Transaction Documents, as well as any other agreements entered into between the Company, Laurus and the Lenders, solely to the extent such violations or events of default arise as a result of the consummation of the transactions contemplated by the Purchase Agreement.
2. The consents and waivers set forth in this Consent shall cease to be effective if:
(a) (i) the transaction whereby InfoTech Delaware is to seek to acquire an operating business unrelated to its current business (the “Transaction”) as described in InfoTech Delaware’s Preliminary Proxy Statement on Form 14A dated as of November 21, 2007 (the “Proxy Statement”) have not been consummated within ninety (180) days (six months) after the Purchase Closing Date (such date, the “Transaction Date”), and (ii) InfoTech Delaware is not liquidated, and its assets are not distributed to its shareholders, within thirty (30) days after the Transaction Date;
(b) immediately following the Purchase Closing Date, the financial statements of InfoTech are not substantially similar to the pro forma information set forth in Exhibit A hereto,
(c) between (i) the Purchase Closing Date and (ii) the Transaction Date, more than $200,000 is spent by InfoTech Delaware. .
3. Each consent and waiver set forth herein shall be effective as of the date first above written (the “Effective Date”) on the date when each of the Company, Laurus and each Lender shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Consent and Waiver.
4. Except as specifically set forth in this Consent and Waiver, there are no other amendments, modifications or waivers to the Transaction Documents, and all of the other forms, terms and provisions of the Transaction Documents remain in full force and effect.
5. The Company hereby represents and warrants to Laurus and the Lenders that as of the date hereof, upon the Effective Date, there is no Event of Default under the Transaction Documents.

6. This Consent and Waiver shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Consent and Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
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IN WITNESS WHEREOF, Laurus and the Lenders have executed and delivered this Consent and Waiver as of the date first above written.
LAURUS MASTER FUND, LTD
By: LAURUS CAPITAL MANAGEMENT, LLC
Its: Investment Manager
By:/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory
KALLINA CORPORATION
By: LAURUS CAPITAL MANAGEMENT, LLC
Its: Investment Manager
By:/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory
VALENS U.S. SPV I, LLC
By: VALENS CAPITAL MANAGEMENT, LLC
Its: Investment Manager
By:/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory
VALENS OFFSHORE SPV I, LLC
By: VALENS CAPITAL MANAGEMENT, LLC
Its: Investment Manager
By:/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.
By: VALENS CAPITAL MANAGEMENT, LLC
Its: Investment Manager
By:/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory
PSOURCE STRUCTURED DEBT LIMITED
By: LAURUS CAPITAL MANAGEMENT, LLC
Its: Investment Manager
By:/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory
ACKNOWLEDGED AND AGREED:
APPLIED DIGITAL SOLUTIONS, INC.
By:/s/ Michael Krawitz
Name: Michael Krawitz
Title: CEO